Exhibit 2.3
SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER
This SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of June 30, 2009 (this “Amendment”), is entered into by and among Borland Software Corporation, a Delaware corporation (the “Company”), Bentley Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Micro Focus International plc, a company organized under the laws of England and Wales (“PLC”) and Micro Focus (US), Inc., a Delaware corporation (“Parent”).
WHEREAS, the parties hereto are parties to that certain Agreement and Plan of Merger, dated as of May 5, 2009, and amended as of June 17, 2009 (the “Merger Agreement”);
WHEREAS, pursuant to Section 8.04 of the Merger Agreement, the parties hereto desire to amend the Merger Agreement as set forth in this Amendment; and
WHEREAS, all necessary actions to make this Amendment a valid agreement of the parties hereto have been taken.
NOW THEREFORE, for and in consideration of the premises and mutual agreements herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:
I.	DEFINITION OF TERMS
Unless the context otherwise requires: (A) a term defined in the Merger Agreement has the same meaning when used in this Amendment; (B) capitalized terms used herein that are not otherwise defined herein shall have the meaning assigned to such terms in the Merger Agreement; (C) references to Sections mean reference to such Sections in the Merger Agreement, unless stated otherwise; and (D) rules of construction applicable pursuant to the Merger Agreement are also applicable herein. Each reference in the Merger Agreement to the “date of this Agreement”, the “date hereof” or any similar term shall refer to May 5, 2009.
II.	AMENDMENT TO THE MERGER AGREEMENT
The Merger Agreement is amended as follows:
A.    Section 2.01(a) of the Merger Agreement is hereby amended by replacing the reference to “$1.15” therein with a reference to “$1.50” with the effect that for all purposes of the Merger Agreement the defined term “Merger Consideration” shall mean $1.50 in cash without interest.
B.    Section 3.05(a) of the Merger Agreement is amended by replacing the third sentence in its entirety with the following: “Subject to Section 5.01(b), the Company has outstanding Cash-Pay Options pursuant to which an aggregate of 2,282,191 Common Shares are issuable and the weighted average exercise price for such Cash Pay Options is $0.71.

C.    Section 8.01(b) of the Merger Agreement is hereby amended by replacing the reference to “$4,000,000” in the last sentence thereof with a reference to “$5,200,000” with the effect that for all purposes of the Merger Agreement the defined term “Break Up Fee” shall mean cash in immediately available funds in an amount equal to $5,200,000.
III.	MISCELLANEOUS
A.    Ratification of Merger Agreement; No Further Amendment; Full Force and Effect.
The Merger Agreement as amended by this Amendment, is in all respects ratified and confirmed, and this Amendment shall be deemed part of the Merger Agreement. Except as otherwise expressly provided in this Amendment, all of the terms and conditions of the Merger Agreement remain unchanged and continue in full force and effect. This Amendment shall form a part of the Merger Agreement for all purposes, and each party hereto and thereto shall be bound hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.
B.    Governing Law; Jurisdiction and Venue.
This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Amendment or any of the transactions contemplated by this Amendment: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware; and (b) each of the parties irrevocably waives the right to trial by jury.
C.    Entire Agreement; Counterparts; Exchange by Facsimile or Electronic Delivery.
This Amendment constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof. This Amendment may be executed in one or more counterparts, any number of which may be by facsimile, all of which taken together shall constitute one and the same agreement. The exchange of a fully executed Amendment (in counterparts or otherwise) by facsimile or by electronic delivery shall be sufficient to bind the parties to the terms of this Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.

BORLAND SOFTWARE CORPORATION
By:
Name:
Title:

BENTLEY MERGER SUB, INC.
By:
Name:
Title:

MICRO FOCUS (US), INC.
By:
Name:
Title:

MICRO FOCUS INTERNATIONAL PLC
By:
Name:
Title: